UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2026

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On October 13, 2026, Aquestive Therapeutics, Inc. ("Aquestive" or the "Company") entered into a license agreement (the "License Agreement") with Eton Pharmaceuticals, Inc. ("Eton") pursuant to which the Company granted Eton exclusive U.S. rights to commercialize LIBERVANT® (diazepam) buccal film (the "Product") for the acute treatment of seizure clusters in patients with epilepsy, subject to applicable regulatory approvals. The Product has received tentative approval from the U.S. Food and Drug Administration ("FDA") for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters, acute repetitive seizures) that are distinct from a patient's usual seizure pattern in patients with epilepsy 2 to 5 years of age and ages 12 and older.

Under the terms of the License Agreement, the Company received an upfront license fee of $10.0 million from Eton. In addition, the Company is entitled to receive from Eton additional regulatory and commercial milestone payments of up to an aggregate of $47.5 million upon the achievement of specified milestones, including: $10.0 million upon first commercial sale in the United States, reduced to $5.0 million if full FDA approval permitting commercial sale for ages 2–5 has not been received; $2.5 million upon approval by the FDA of the Product for patients ages 6–11; and up to $35.0 million of commercial milestones tied to the Product's achievement of certain annual net sales levels in the United States.

The Company will also receive royalties on annual net sales of the Product at a mid-teens percentage rate from Eton.

In connection with the License Agreement, the Company also entered into a supply agreement with Eton (the "Supply Agreement") under which the Company will serve as the exclusive manufacturer and supplier of the Product to Eton, subject to specified exceptions. The Supply Agreement provides for an initial term of 20 years. At the conclusion of such initial term, the Supply Agreement will be subject to an automatic extension for succeeding three-year periods unless either party notifies the other of its desire not to renew at least two years prior to the end of the initial term or any succeeding term.

A copy of the press release announcing the transaction dated October 14, 2026 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Aquestive Therapeutics, Inc. Press Release, dated October 14, 2026
104	Cover Page Interaction Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2026	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer